Exhibit 16.1

February 19, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by YDI Wireless, Inc., which we understand will be filed with the Commission pursuant to Item 9 of Form 10-K, as part of the Company's Form 10-K report for the period ending December 31, 2003. We agree with the statements concerning our firm in such Form 10-K.

Very truly yours,

/s/  Hoffman, Fitzgerald & Snyder, P.C.

Hoffman, Fitzgerald & Snyder, P.C.